Resources Connection, Inc. Reports Third Quarter Results for Fiscal 2012

- Third quarter revenue increases 4.1% over prior year third quarter

- Company reports third quarter earnings per share of $0.10 per share, up from $0.02 per share in prior year third quarter

- Third quarter net income of $4.3 million improves from $753,000 in prior year third quarter; adjusted EBITDA* improves to $12.3 million from $8.2 million in prior year third quarter

- Company buys back 913,000 shares and returns over $13 million in capital to shareholders during third quarter

IRVINE, Calif., March 28, 2012 /PRNewswire/ -- Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals ("Resources") – accomplished professionals in accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services, today announced financial results for its fiscal third quarter ended February 25, 2012.

Total revenue for the third quarter of fiscal 2012 was $143.3 million, up 4.1% from last year's third quarter revenue of $137.6 million and down 1.2% on a sequential quarter basis. Revenues in the U.S. were up 4.8% quarter-over-quarter and 1.7% sequentially, while international revenues increased 2.4% quarter-over-quarter and decreased 8.3% sequentially (up 2.9% quarter-over-quarter and down 5.9% sequentially on a constant dollar basis).

The Company's net income for the third quarter ended February 25, 2012, was $4.3 million, or $0.10 per diluted share. This compares with a net income for the third quarter ended February 26, 2011 of $753,000, or $0.02 per diluted share.

"Our results for the third quarter are reflective of our efforts to continue improving our financial metrics," said Tony Cherbak, chief operating officer of Resources. "We are very pleased to see a substantial increase in earnings per share compared to the prior year."

Gross margin was 37.4% in the third quarter of fiscal 2012, up 40 basis points from the third quarter of fiscal 2011. Selling, general and administrative expenses for the third quarter of fiscal 2012 were $43.4 million, up $400,000 from $43.0 million in the second quarter of fiscal 2012.

Cash flow from operations and adjusted EBITDA* (earnings before interest, income taxes, depreciation, amortization, stock based compensation and contingent consideration adjustments) were $12.8 million and $12.3 million (8.6% of revenue), respectively, for the third quarter of fiscal 2012 and $3.9 million and $8.2 million (6.0% of revenue), respectively, for the third quarter of fiscal 2011.

The Company's revenue for the nine months ended February 25, 2012 was $426.3 million compared with $399.8 million for the nine months ended February 26, 2011. The Company's net income for the nine months ended February 25, 2012 was $32.2 million, or $0.73 per diluted share (including the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $20.4 million or $0.46 per share), compared with a net income for the nine months ended February 26, 2011 of $19.5 million, or $0.42 per diluted share (including the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $13.4 million or $0.29 per share).

"Our third quarter results demonstrate the strength of our business model," said Don Murray, chief executive officer. "Our cash generation capabilities allow us to continue to invest in growth initiatives while returning $44.6 million in capital to our shareholders since the beginning of fiscal 2012."

The Company's pre-tax income for the nine months ended February 25, 2012 was $58.6 million, including a non-cash adjustment of $33.9 million reducing the estimated fair value of contingent consideration liability (including the employee portion of contingent consideration) related to the Sitrick Brincko Group acquisition. Accounting standards require the Company to record increases or decreases in the estimated fair value of contingent consideration to earnings. Due to the inherent difficulties in projecting the future operating results of the episodic Sitrick Brincko business, significant increases over the current estimated future adjusted EBITDA could result in an increase in the estimated fair value of the Sitrick Brincko contingent consideration which would materially impact our future operating results.

During the third quarter of fiscal 2012, the Company purchased 913,000 shares of common stock for $10.9 million. On March 15, 2012, the Company paid its quarterly dividend of $2.2 million to shareholders, representing a dividend of $0.05 per share.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,000 professionals, annually serving over 1,900 clients around the world from 80 practice offices.

Headquartered in Irvine, California, Resources Global has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, March 28, 2012. This conference call will be available for listening via a webcast on the Company's website: http://www.resourcesglobal.com.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "remain," "should" or "will" or the negative of these terms or other comparable terminology. In this press release, such statements include our beliefs regarding the strength of our business model and growth initiatives, our efforts to continue improving our financial metrics and the estimated fair value of the Sitrick Brincko Group contingent consideration. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)

	Quarter Ended		Nine Months Ended

	February 25, 2012	February 26, 2011	February 25, 2012	February 26, 2011
	(unaudited)		(unaudited)
Revenue	$143,294	$137,607	$426,256	$399,849
Direct costs of services	89,667	86,672	265,536	244,882
Gross profit	53,627	50,935	160,720	154,967
Selling, general and administrative expenses (1)	43,356	45,277	128,945	128,884
Employee portion of contingent consideration (2)	—	—	(500)	—
Contingent consideration adjustment (2)	—	(239)	(33,440)	(22,652)
Operating income before amortization and depreciation (1), (2)	10,271	5,897	65,715	48,735
Amortization of intangible assets	487	1,224	2,881	3,824
Depreciation expense	1,412	1,761	4,432	5,476
Operating income (1), (2)	8,372	2,912	58,402	39,435
Interest income	(51)	(124)	(204)	(366)
Income before provision for income taxes (1), (2)	8,423	3,036	58,606	39,801
Provision for income taxes (3)	4,092	2,283	26,358	20,347
Net income (1), (2), (3)	$4,331	$753	$32,248	$19,454
Basic net income per share (1), (2), (3)	$0.10	$0.02	$0.73	$0.42
Diluted net income per share (1), (2), (3)	$0.10	$0.02	$0.73	$0.42
Basic shares	42,943	46,226	43,959	46,179
Diluted shares	43,002	46,938	44,008	46,544
Cash dividends declared per share	$0.05	$0.04	$0.15	$0.12

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)
EXPLANATORY NOTES

1.

Selling, general and administrative expenses ("SG&A") include non-cash compensation expense for employee stock option grants and employee stock purchases of $2.0 million and $2.6 million for the three months ended February 25, 2012 and February 26, 2011, respectively, and $5.8 million and $7.8 million for the nine months ended February 25, 2012 and February 26, 2011, respectively.

2.

The contingent consideration adjustment is a favorable adjustment of approximately $33.4 million and $22.7 million for the nine months ended February 25, 2012 and February 26, 2011, respectively, in recognition of the change in the fair value of the contingent consideration liability associated with the acquisition of the Sitrick Brincko Group in November 2009. The adjustment in both fiscal years results in a reduction in the anticipated contingent consideration payable in November 2013.  As required by accounting rules for acquisitions under generally accepted accounting principles ("GAAP") that include earn-out provisions, the Company periodically assesses the likely fair value to be paid at the earn-out date.  The Sitrick Brincko Group earn-out is based upon an annual assessment of actual EBITDA of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios over the remaining two years of the earn-out period.  This assessment requires very subjective assumptions to be made of various potential operating results scenarios.  Based upon the first two years and three months of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the seven quarters remaining in the earn-out period, the Company believes it is more likely than not that there will not be a contingent consideration payment payable in November 2013, and the estimated earn-out liability was eliminated in the quarter ended November 26, 2011.  Although the Company currently believes that there will be no earn-out payment due, it will continue to periodically review actual EBITDA results of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios; if circumstances change and the Company determines that an earn-out payment may be due, it would result in a non-cash charge to operations and would materially impact operating results.

The adjustment of $239,000 for the three months ended February 26, 2011 was in recognition of the change during the quarter in the estimated fair value of the anticipated contingent consideration payable.

The employee portion of contingent consideration is a $500,000 reduction for the nine months ended February 25, 2012 of the estimate of the compensation owed to employees related to the Sitrick Brincko Group acquisition (and as compensation, it is treated as an operating expense).  Similar to contingent consideration, the estimate of the amount of employee portion of contingent consideration payable requires very subjective assumptions to be made of future operating results and based upon the first two years and three months of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the seven quarters remaining in the earn-out period, the Company currently believes it is more likely than not that the employee portion of contingent consideration will not be earned.

The after-tax impact of the adjustments to contingent consideration and the employee portion of contingent consideration were $0.46 per share and $0.29 per share for the nine months ended February 25, 2012 and February 26, 2011, respectively.

3.

The Company's effective tax rate was 48.6% and 75.2% for the three months ended February 25, 2012 and February 26, 2011, respectively and 45.0% and 51.1% for the nine months ended February 25, 2012 and February 26, 2011, respectively. Without the benefit of the contingent consideration adjustments recorded for the nine months ended February 25, 2012 and February 26, 2011, the effective tax rate would have been 52.1% and 64.5%. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)

	Quarter Ended		Nine Months Ended

	February 25, 2012	February 26, 2011	February 25, 2012	February 26, 2011

	(unaudited)		(unaudited)
Net income	$ 4,331	$ 753	$ 32,248	$ 19,454
Adjustments:
Amortization of intangible assets	487	1,224	2,881	3,824
Depreciation expense	1,412	1,761	4,432	5,476
Interest income	(51)	(124)	(204)	(366)
Provision for income taxes	4,092	2,283	26,358	20,347
EBITDA	10,271	5,897	65,715	48,735
Stock-based compensation expense	2,029	2,557	5,837	7,826
Contingent consideration adjustment	—	(239)	(33,440)	(22,652)
Adjusted EBITDA	$12,300	$8,215	$38,112	$33,909
Revenue	$143,294	$137,607	$426,256	$399,849
Adjusted EBITDA Margin	8.6%	6.0%	8.9%	8.5%

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance.  A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income, income taxes, stock-based compensation expense and contingent consideration expense.  Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue.  We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company.  Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC. SELECTED BALANCE SHEET INFORMATION (in thousands)

	February 25, 2012	May 28, 2011
	(unaudited)
Cash, cash equivalents and short-term investments	$ 121,402	$144,873
Accounts receivable, less allowances	$ 90,606	$ 87,162
Total assets	$435,502	$476,397
Current liabilities	$ 66,029	$ 67,199
Total stockholders' equity	$366,765	$372,726

CONTACT: Media, Michael Sitrick, +1-310-788-2850, mike_sitrick@sitrick.com, for Resources Connection, Inc.; or Analysts, Nate Franke, Chief Financial Officer of Resources Connection, Inc., +1-714-430-6500, nate.franke@resources-us.com